                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[_]  Preliminary Information Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d
     (2))
[X]  Definitive Information Statement

                           @TRACK COMMUNICATIONS, INC.

________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined)

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                           @TRACK COMMUNICATIONS, INC.
                            1155 Kas Drive, Suite 100
                             Richardson, Texas 75081

                     --------------------------------------
                              INFORMATION STATEMENT
                     --------------------------------------

To the Stockholders of @Track Communications, Inc.:

     This information statement is being mailed to the stockholders of @Track Communications, Inc., a Delaware corporation, in connection with corporate actions pertaining to the approval of an amendment to @Track's restated certificate of incorporation to change its name from "@Track Communications, Inc." to "Minorplanet Systems USA, Inc." Minorplanet Systems PLC, our majority stockholder holding approximately 62% of our outstanding common stock, has executed a written consent approving the amendment to the certificate of incorporation. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this information statement is furnished solely for the purpose of informing our other stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect. The record date for determining stockholders entitled to receive this information statement has been established as the close of business on June 20, 2002.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  ACTION TAKEN

     The board of directors has approved, and it is anticipated that Minorplanet will approve by written consent, an amendment to @Track's restated certificate of incorporation to change its name from "@Track Communications, Inc." to "Minorplanet Systems USA, Inc."

     Under Delaware law, any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting for the action taken, is signed by the holder or holders of the outstanding voting securities having not less than the minimum number of votes necessary to authorize such action. As of May 31, 2002, the date on which Minorplanet executed the majority stockholder consent, and as of June 20, 2002, the record date, Minorplanet owned 30,000,000 shares of common stock of @Track, which is approximately 62% of the total outstanding shares of common stock, the sole voting security of @Track. As of June 10, 2002, @Track had approximately 48,356,961 shares of common stock outstanding and entitled to vote on any matter required to be voted upon by stockholders. As a result, the matters listed below have been approved by a majority of the issued and outstanding shares of common stock as required by Delaware law and no further votes are required. Corporate actions taken by written consent of Minorplanet will take effect approximately 21 days after the mailing of this information statement, which date is on or about July 19, 2002. All other necessary corporate actions with respect to the matters described herein were approved by the board of directors of @Track at a meeting on May 21, 2002. After the effectiveness of the written consent of our majority stockholder, we intend to file an amendment to our restated certificate of incorporation to effect the name change, change the ticker symbol of our common stock on the Nasdaq SmallCap Market and make all other Nasdaq and regulatory filings. The amendment to the restated certificate of incorporation is attached to this information statement as Appendix A.

     Minorplanet has executed the written consent referred to above as of May 31, 2002 to be effective on or about July 19, 2002. The board of directors and management of @Track are not aware of any other action that will be authorized in such consent.

     This information statement is first being sent or given to our stockholders on or about June 28, 2002.

June 28, 2002

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only holders of record of the common stock of @Track as of the close of business on June 20, 2002, the record date, will be entitled to receive this information statement. As of the close of business on June 10, 2002, there were 48,356,961 shares of common stock issued and outstanding and entitled to vote on matters on that date. As of that date, Minorplanet held approximately 30,000,000 shares of common stock, or approximately 62% of @Track's issued and outstanding common stock.

                                QUORUM AND VOTING

     The affirmative vote of a majority of the issued and outstanding shares of @Track's common stock is required for the approval of the amendment to @Track's amended and restated certificate of incorporation which will effect the name change. Each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his, her or its name on the books of @Track as of the record date on any matter submitted to a vote at a meeting of the stockholders. However, under Delaware law, any action which may be taken at any stockholders' meeting may be taken by written consent of the holders of the requisite number of shares of common stock required to take such action. There will be no broker non-votes or abstentions in the tabulation of votes as the majority stockholder is acting by majority consent.

                               DISSENTER'S RIGHTS

     Delaware law does not provide for dissenter's rights or rights of appraisal with respect to the matter acted upon by the majority stockholder.

                        REASONS FOR NAME CHANGE AMENDMENT

     The board of directors approved the name change amendment to allow @Track to fully leverage the rapidly growing worldwide reputation and branding identity of the VMI product line in the vehicle telematics marketplace.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 20, 2002, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

     . each stockholder who is known by @Track to own more than five percent (5%) of the outstanding common stock;

     .   each director;

     .   each executive officer; and

     .   all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. The beneficial ownership information is based on the most recent Schedule 13D or 13G filed with the SEC by the named stockholders.

-------------------------------------------------------------------------------------------------
                                                    Number of Shares of
                                                       Common Stock           Percent of Class
                                                       Beneficially             Beneficially
Name of Holder                                            Owned                    Owned
--------------                                            -----                    -----
-------------------------------------------------------------------------------------------------
Minorplanet Systems PLC                                 30,000,000                 62.0%
  Greenwich House
  Sheepscar, Leeds LS4 2LE
  United Kingdom
-------------------------------------------------------------------------------------------------
Mackay Shields LLC                                      11,249,035                 23.3%
  9 West 57th Street
  New York, NY 10019
-------------------------------------------------------------------------------------------------
Jana A. Bell (1)                                          67,733                     *
-------------------------------------------------------------------------------------------------
Gerry C. Quinn (2)                                        54,530                     *
-------------------------------------------------------------------------------------------------
John T. Stupka (2)                                         3,798                     *
-------------------------------------------------------------------------------------------------
Robert D. Kelly MA, FCA                                      -                       -
-------------------------------------------------------------------------------------------------
Michael D. Beverley DL, DA, SCA, SRSA                        -                       -
-------------------------------------------------------------------------------------------------
Sir Martin W. Jacomb                                         -                       -
-------------------------------------------------------------------------------------------------
Michael D. Abrahams CBE, DL                                  -                       -
-------------------------------------------------------------------------------------------------
Sir James D. Spooner MA, FCA                                 -                       -
-------------------------------------------------------------------------------------------------
David H. Bagley (2)                                       10,300                     *
-------------------------------------------------------------------------------------------------
J. Raymond Bilbao (2)                                      5,560                     *
-------------------------------------------------------------------------------------------------
Todd A. Felker (2)                                        14,480                     *
-------------------------------------------------------------------------------------------------
Robert J. Lambert, Jr. (2)                                11,460                     *
-------------------------------------------------------------------------------------------------
W. Michael Smith (2)                                      16,280                     *
-------------------------------------------------------------------------------------------------
Ron Thompson (2)                                           5,300                     *
-------------------------------------------------------------------------------------------------
All directors and executive officers as a                189,441                    *
group (14 persons) (3)
-------------------------------------------------------------------------------------------------

-----------------

*    Less than 1%

(1) Ms. Bell owns 58,566 shares of common stock. Additionally, Ms. Bell beneficially owns 58,566 shares of common stock issuable upon the exercise of stock options granted under @Track's 1994 stock option plan and exercisable within 60 days of June 20, 2002.

(2) This individual does not actually own any shares of common stock. This number represents the number of shares that this individual may acquire upon the exercise of stock options that are exercisable within 60 days of June 20, 2002.

(3) All directors and executive officers (14 persons) collectively own 9,167 shares of common stock and beneficially own 180,274 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of June 20, 2002.

Change of Control of @Track

     As a result of the recapitalization transaction completed by @Track on June 21, 2001, Minorplanet became our majority stockholder and now beneficially owns approximately 62% of our outstanding common stock, or 30,000,000 shares. The details of this transaction and Minorplanet's control rights are set forth above under the caption "Minorplanet Systems PLC Change of Control and Recapitalization Transactions" on page 5.

    Beneficial Security Ownership of Directors or Management in Minorplanet
                                  Systems PLC

     The following table lists all directors of @Track which beneficially own shares in Minorplanet as of June 20, 2002.

         -----------------------------------------------------------------------------------------------------
              Title Of                    Name                        Amount                   Percent
                Class                Of Beneficial                 And Nature Of               Of Class
                                         Owner                      Beneficial
                                                                    Ownership*
         -----------------------------------------------------------------------------------------------------
              Ordinary          Robert D. Kelly MA FCA,                  -                        -
                              Financial Director of
                                 Minorplanet and
                               Director of @Track
         -----------------------------------------------------------------------------------------------------
              Ordinary           Sir Martin W. Jacomb,              715,054 (1)                   1%
                               Director of @Track
                                 and Minorplanet
         -----------------------------------------------------------------------------------------------------
              Ordinary          Michael D. Abrahams CBE,          2,382,041 (2)                  4%
                              DL, Chairman of Minorplanet
                                and Director of @Track
                                 and Minorplanet
         -----------------------------------------------------------------------------------------------------
              Ordinary         Sir James Douglas Spooner            378,000 (3)                   *
                                 MA FCA, Director of
                                @Track and Minorplanet
         -----------------------------------------------------------------------------------------------------

* Less than 1%

(1) Sir Jacomb does not actually own any ordinary shares. This number represents the number of ordinary shares that Sir Jacomb may acquire upon the exercise of ordinary share options that are exercisable within 60 days of June 20, 2002.

(2) Mr. Abrahams is deemed to beneficially own 307,424 ordinary shares held by his wife, Mrs. E. Abrahams and 1,103,769 shares that are held by M. D. Abrahams & Co., a company controlled by Mr. Abrahams. On December 23, 1998, M. D. Abrahams & Co. granted an option on 142,000 of the ordinary shares referenced above to an unconnected offshore family investment company at a price of 70p.

(3) Sir Spooner does not actually own any ordinary shares. This number represents the number of ordinary shares that Sir Spooner may acquire upon the exercise of ordinary share options that are exercisable within 60 days of June 20, 2002.

   Minorplanet Systems PLC Change of Control and Recapitalization Transaction

     On June 21, 2001, we completed the stock issuance transactions approved by our stockholders at the 2001 annual meeting on June 4, 2001. As part of these transactions, we effected the 1-for-5 reverse stock split on June 5, 2001 that was approved by our stockholders. As a result of the closing of transactions contemplated by that certain Stock Purchase and Exchange Agreement by and among @Track, Minorplanet and Mackay Shields LLC, dated February 14, 2001, we issued 30,000,000 shares of our common stock (post reverse stock split) in a change of control transaction to Minorplanet, which is now our majority stockholder owning approximately 62% of our common stock on a non-fully-diluted basis, which is now our sole voting equity security. In exchange for this stock issuance, Minorplanet paid us $10,000,000 in cash and transferred to us all of the shares of its wholly-owned subsidiary, Minorplanet Limited, which holds an exclusive, royalty-free, 99-year license to market, sale and operate Minorplanet's vehicle management information technology in the United States, Canada and Mexico. Minorplanet raised the $10,000,000 cash proceeds from a private placement of its shares in the United Kingdom.

     Pursuant to the aforementioned purchase agreement, on June 21, 2001, we appointed two additional directors to the board of directors that were designated by Minorplanet: Messrs. Robert Kelly and Andrew Tillman. The purchase agreement provides Minorplanet with the right to designate two of our directors in the future, and to maintain proportionate representation on the board of directors and its committees. However, given Minorplanet's current ownership, it has the right to elect all eight directors if it decides to do so in the future. In addition, the purchase agreement also provides that so long as Minorplanet has the right to designate at least two directors, i.e., it owns at least 5% of the outstanding common stock of the Company, none of the following actions may be taken unless approved by all of the Minorplanet designated directors:

     . any capital expenditure by us that is not contemplated in any current annual budget which exceeds $200,000;

     . the hiring and firing of any officer or senior executive reporting to the chief executive officer who has an annual salary of $130,000 or more, or entering into employment agreements with these individuals or amendments to existing agreements;

     . the direct or indirect redemption, purchase or making of any payments with respect to stock appreciation rights and similar types of stock plans;

     . the sale, lease or transfer of any assets of @Track representing 5% or more of its consolidated assets, or the merger, consolidation, recapitalization, reclassification or other changes to the capital stock of @Track; except as required under law, the taking or instituting of bankruptcy or similar proceedings;

     . the issuance, purchase, acquisition or redemption of any capital stock or any notes or debt convertible into equity;

     .    the acquisition of another entity;

     . the entering into any agreement or contract which commits @Track to pay more than $1,000,000 or with a term in excess of 12 months and requiring payments in the aggregate which exceed $200,000;

     . the amendment of @Track's certificate of incorporation or bylaws that would adversely affect holders of @Track's common stock or Minorplanet's rights under the aforementioned purchase agreement;

     .    the exiting of, or entering into a different line of business;

     . the incurrence of any indebtedness or liability or the making of any loan except in the ordinary course of business;

     .    the placing of any lien on @Track's assets or properties; or

     . the adoption or implementation of any anti-takeover provision that would adversely affect Minorplanet.

     In addition to, and simultaneous with, the stock issuance transactions with Minorplanet, we issued

12,670,497 shares of our common stock to the then holders of our Senior Notes due 2005 in exchange for the cancellation of senior notes with an aggregate principal amount of $80,022,000 in an exchange offer. The total principal amount of Senior Notes that remains outstanding is $14,333,000.

     Please see the beneficial ownership table on page 4 regarding shares of Minorplanet beneficially owned by our directors.

                                  OTHER MATTERS

     There is no other business to be transacted by written consent in lieu of a special meeting to which this information statement pertains.

                             ADDITIONAL INFORMATION

     PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. The complete mailing address of our principal executive offices is 1155 Kas Drive, Suite 100, Richardson, Texas 75081. @Track is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files annual and quarterly reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by @Track can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. You can
                                                   ------------------
read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our secretary, J. Raymond Bilbao, at (972) 301-2000.

                                   By Order of the Board of Directors


                                   Jana A. Bell,
                                   President and Chief Executive Officer

Richardson, Texas
June 28, 2002

                                                                      Appendix A

                           @TRACK COMMUNICATIONS, INC.

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     Article I of the Corporation's Restated Certificate of Incorporation is hereby amended by deleting said Article I in its entirety and replacing it with the following in lieu thereof:

                                    " I. Name

     The name of the corporation is Minorplanet Systems USA, Inc."

                                       1